AGREEMENT

THIS AGREEMENT (the "Agreement is made as of the 16th day of May, 2008.

BETWEEN: CORPORATION AMERMIN S.A. DE C.V.

Ramon Dominguez #200, Col Deportistas, 31125, Chihuahua, Chihuahua, Mexico;

(the"Seller")

OF THE FIRST PART

AND: MINERO LA CAMERA MEXICO, S.A. DE C.V.

(the"Buyer")

OF THE SECOND PART

AND: TARA GOLD RESOURCES CORP.,

a company incorporated under the laws of Nevada, having its registered office at Tara Gold Resources Corp., 2162 Acorn Court, Wheaton, Illinois 60187.

("Tara Gold")

OF THE THIRD PART

AND: LA CAMERA MINING INC.

a company incorporated under the Business Corporations Act (Ontario), having its registered office at 131 Bloor Street West, Upper Penthouse West, Toronto, ON M5S 1S3;

('Camera')

OF THE FOURTH PART

WHEREAS:

A.

The Sell Buyer, Tara Gold and Camera (collectively referred to herein as the “Parties”) entered into a master agreement dated December 19, 2007 (the "Master Agreement") and in connection therewith also entered into three Binding Agreements to Purchase and the three Notes (as those term are defined in the Master Agreement and  in the form attached as scheduled thereto).

B.

The Buyer and Camera received from the Seller and Tara notices of default in respect of each of each of the three Notes, the Master Agreement and the Binding Agreements To Purchase dated May 2, 2008 (the "Notices of Default").

C.

 The Notices of Default were received as a result the Buyer and Camera failing to make payments in the aggregate amount of $1,700,000 under the Notes.

D.

The Parties would like to make certain amendments to the terms Master Agreement, Binding Agreements to Purchase and the Notes.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree with each other as follows:

I.

In consideration for the payment to the Seller and Tara of the sum of US$1,000,000 on execution hereof (the "Payment"), the Seller and Tan hereby agree and covenant as follows:

(a)

that the Notices Default shall hereby be deemed rescinded;

(b)

that following the Payment, the Buyer and Camera will be in full compliance with the terms of each of the Master Agreement, the Notes and the Binding Agreements to Purchase (including for greater certainty, in respect of all payments owing prior to the date hereof under the Notes); and

(c)

they will waive all provisions of the Master Agreement; Notes or Binding  Agreements to Purchase which would cause a default to be existing -on the date hereof under any of those agreements, including without limitation, section 3(b)(ii) in the Binding Agreement to Purchase in respect of the Picacho property.

2.

For a period through May 30, 2008, the Parties hereby agree and covenant to negotiate in  good faith the terms of a purchase agreement for the Buyer and Camera's potential acquisition of the entire interest held by the Seller and Tara in the Picacho property. The  period may be extended by mutual written agreement.

3.

The Buyer and Camera here by surrender and set aside their entire interest in and to the  properties known as Cucurpe and La Millionaria and the Seller and Tara hereby waive the notice provisions required to surrender the Cucurpe and La Millionaria properties set out in section 9 of the Binding Agreements to Purchase for each of such properties and accept the surrender effective as of the date hereof and confirm that neither the Buyer or Camera owe any obligations, duties or responsibilities whatsoever under any of the Binding Agreements to Purchase, the Master Agreement or the Notes in respect of said two properties as of and after the date hereof This Agreement shall be deemed a quit claim of all of Buyer's and La Camera's right title and interest therein to Seller.

4.

This Agreement shall be governed by and construed in accordance with the laws of the United States of Mexico. The parties hereby attorn to the non-exclusive jurisdiction of the courts of the United States of Mexico in any dispute that may arise hereunder.

5.

For the convenience of the parties, this Agreement may be executed in several  counterparts each of which when so executed shall be, and be deemed to be, an original instrument and such counterparts together shall constitute one and the same instrument (and notwithstanding their date of execution shall be deemed to beer date as of the date of this Agreement). A signed facsimile or PDF copy of  this Agreement shall be effective and valid proof of execution and delivery.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written "ve.

LA CAMERA MINING INC.

Per ___________________________

Name:

Title:

I have the authority to bind the Corporation

MINERO LA CAMERA MEXICO, SA. DE C.V.

Per  ___________________________

Name:

Title:

I have the authority to bind the Corporation

TARA GOLD RESOURCES CORP.

Per    /s/  Francis R. Biscan

Name: Francis R. Biscan JR

Title: President

I have the authority to bind the Corporation

CORPORACION AMERMIN, SA. DE C.V.

Per     /s/ Ramiro Trevizo Lederma

Name: Ramiro Trevizo Lederma

Title: President/CEI

I have the authority to bind the Corporation